UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2010

California Petroleum Transport Corporation
(Exact name of registrant as specified in its charter)
Delaware	033-79220	04-3232976
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification no.)

68 South Service Road, Suite 120, Melville, New York		11747
(Address of principal executive offices)		(Zip Code)

(Registrant's telephone number, including area code): (212) 302 5151

(Former Name or Former Address, if Changed Since Last Report): None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events

On April 8, 2010, California Petroleum Transport Corporation (the "Company") announced the sale of the M.T. "Front Voyager" (Official Number 731991) (the "Vessel") by CalPetro Tankers (Bahamas III) Limited, an unaffiliated company incorporated in the Bahamas, and the release of the Vessel from the collateral securing the Company's 8.52% First Preferred Mortgage Notes due 2015 (the "Notes").  Pursuant to the terms of a consent solicitation commenced by the Company on February 17, 2010 and expired on March 2, 2010 in which the holders of the Notes validly consented to such sale of the Vessel, such release of the Vessel from the collateral securing the Notes, and the redemption of the portion of outstanding principal amount of Notes allocated to the Vessel, the Company intends to redeem and cancel such portion of Notes on such terms as fully described in the Notice of Redemption to holders of the Notes, dated as of the date hereof and attached hereto as Exhibit 99.1.

Item 9.01.           Financial Statements and Exhibits

(d)           Exhibits

Exhibit Number	Description
99.1	Notice of Redemption, dated April 8, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALIFORNIA PETROLEUM TRANSPORT CORPORATION
(Registrant)

Dated: April 8, 2010	By:	/s/ Frank B. Bilotta
Name: Frank B. Bilotta Title: President and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Notice of Redemption, dated April 8, 2010

SK 26796 0003 1088938